Exhibit 10.16
Exelis Inc.
Special Senior Executive Severance Pay Plan
1. Purpose
     The purpose of this Exelis Inc. Special Senior Executive Severance Pay Plan (“Plan”) is to assist in occupational transition by providing Severance Benefits, as defined herein, for employees covered by this Plan whose employment is terminated under conditions set forth in this Plan.
     The Plan first became effective as of October 31, 2011 following the spin-off of Exelis Inc. from ITT Corporation (the “Predecessor Corporation”) on October 31, 2011. The Predecessor Corporation maintained a similar plan prior to the spin-off (the “Predecessor Plan”), and the Plan was created to continue service accruals under the Predecessor Plan. The Plan shall remain in effect as provided in Section 9 hereof, and covered employees shall receive full credit for their service and participation with the Predecessor Corporation as provided in Section 5 hereof.
2. Covered Employees
     Covered employees under this Plan (“Special Severance Executives”) are active full-time, regular salaried employees of Exelis Inc., (“Exelis”) and of any subsidiary company (“Exelis Subsidiary”) (collectively or individually as the context requires “Company” ; provided, however, that for purposes of service under the Predecessor Plan, Company shall include the Predecessor Corporation) (including Special Severance Executives who are short term disabled as of a Potential Acceleration Event within the meaning of the Company’s short term disability plans) (other than Special Severance Executives on periodic severance as of a Potential Acceleration Event) who are in Band A or B or were in Band A or B at any time within the two year period immediately preceding an Acceleration Event and such other employees of the Company who shall be designated as covered employees in Band A or B under the Plan by the Compensation and Personnel Committee of Exelis’s Board of Directors.
     “Bands A and B” shall have the meaning given such terms under the executive classification system of the Exelis Human Resources Department as in effect immediately preceding an Acceleration Event. After the occurrence of an Acceleration Event, the terms “Exelis”, “Exelis Subsidiary” and “Company” as used herein shall also include, respectively and as the context requires, any successor company to Exelis or any successor company to any Exelis Subsidiary and any affiliate of any such successor company.
3. Definitions
     An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the “Stock”); (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the consummation of (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than the Company or any subsidiary of the Company or any employee benefit plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.
     “Cause” shall mean action by the Special Severance Executive involving willful malfeasance or gross negligence or the Special Severance Executive’s failure to act involving material nonfeasance that would tend to have a materially adverse effect on the Company. No act or omission on the part of the Special Severance Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.
     “Good Reason” shall mean (i) without the Special Severance Executive’s express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates within 30 days after receipt of notice thereof given by the Special Severance Executive, (A) a reduction in the Special Severance Executive’s annual base compensation (whether or not deferred), (B) the assignment to the Special Severance Executive of any duties inconsistent in any material respect with the Special Severance Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or (C) any other action by the Company or its affiliates which results in a material diminution in such position, authority, duties or responsibilities; (ii) without the Special Severance Executive’s express written consent, the Company’s requiring the Special Severance Executive’s work location to be other than within twenty-five (25) miles of the location where such Special Severance Executive was principally working immediately prior to the Acceleration Event; or (iii) any failure by the Company to obtain the express written assumption of this Plan from any successor to the Company; provided that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or the Special Severance Executive’s knowledge thereof, unless the Special Severance Executive has given the Company notice thereof prior to such date.
     “Potential Acceleration Event” shall mean any execution of an agreement, the commencement of a tender offer or any other transaction or event that if consummated would result in an Acceleration Event.
4. Severance Benefits Upon Termination of Employment
     If, a Special Severance Executive’s employment with the Company is terminated due to a Qualifying Termination, he or she shall receive the severance benefits set forth in Section 5 hereof (“Severance Benefits”). For purposes hereof, (i) a “Qualifying Termination” shall mean a termination of a Special Severance Executive’s employment with the Company either (x) by the Company without Cause (A) within the two (2) year period commencing on the date of the occurrence of an Acceleration Event or (B) prior to the occurrence of an Acceleration Event and either (1) following the public announcement of the transaction or event which ultimately results in such Acceleration Event or (2) at the request of a party to, or participant in, the transaction or event which ultimately results in an Acceleration Event; or (y) by a Special Severance Executive for Good Reason within the two (2) year period commencing with the date of the occurrence of an Acceleration Event and (ii) a determination by a Special Severance Executive that he or she has “Good Reason” hereunder shall be final and binding on the parties hereto unless the Company can establish by a preponderance of the evidence that “Good Reason” does not exist.
5. Severance Benefits
Band A Benefits
     Severance Benefits for Special Severance Executives (i) in Band A at the time of a Qualifying Termination or at any time during the two (2) year period immediately preceding the Acceleration Event or (ii) designated as a covered employee in Band A in accordance with Section 2 hereof:
     • Accrued Rights — The Special Severance Executive’s base salary through the date of termination of employment, any annual bonus earned but unpaid as of the date of termination for any previously completed fiscal year, reimbursement for any unreimbursed business expenses properly incurred by the Special Severance Executive in accordance with Company policy prior to the date of the Special Severance Executive’s termination of employment and such employee benefits, if any, as to which the Special Severance Executive may be entitled under the employee benefit plans of the Company, including without limitation, the payment of any accrued or unused vacation under the Company’s vacation policy.

     • Severance Pay — The sum of (x) three (3) times the current annual base salary rate paid or in effect (whether or not deferred) with respect to the Special Severance Executive at the time of the Special Severance Executive’s termination of employment, and (y) three (3) times the current annual bonus paid or awarded (whether or not deferred) to the Special Severance Executive in respect of either (i) an Acceleration Event or (ii) the Special Severance Executive’s termination of employment.
     • Benefits and Perquisites
     > Continued health and life insurance benefits for a three (3) year period following the Special Severance Executive’s termination of employment at the same cost to the Special Severance Executive, and at the same coverage levels, as provided to the Special Severance Executive (and the Special Severance Executive’s eligible dependents) immediately prior to his or her termination of employment.
     > Payment of a lump sum amount (“Pension Lump Sum Amount”) equal to the difference between (i) the total lump sum value of the Special Severance Executive’s pension benefit under the Exelis Inc. Salaried Retirement Plan and, as applicable, Exelis Inc. Excess Pension Plan IA, Exelis Inc. Excess Pension Plan IB, Exelis Inc. Excess Pension Plan IIA, and/or Exelis Inc. Excess Pension Plan IIB or any successor plan; provided that the benefits under such successor plan is no less favorable than the benefits under the plans set forth herein (or corresponding pension arrangements outside the United States) (“Pension Plans”) as of the Special Severance Executive’s termination of employment and (ii) the total lump sum value of the Special Severance Executive’s pension benefit under the Pension Plans after crediting an additional three (3) years of age and three (3) years of eligibility and benefit service to the Special Severance Executive and applying the highest annual base salary rate and highest bonus determined above under “Severance Pay” with respect to each of the additional three (3) years of service so credited for purposes of determining Final Average Compensation under the Pension Plans. The above total lump sum values shall be determined in the manner provided in the Excess Pension Plans of the Company for determination of lump sum benefits upon the occurrence of an Acceleration Event, as defined in said Plans. This provision shall apply to any Special Severance Executive having a pension benefit under any of the Pension Plans as of the Special Severance Executive’s termination of employment. An example of the calculation of benefits set forth in this paragraph is set forth on Schedule A.
     > Crediting of an additional three (3) years of age and three (3) years of eligibility service for purposes of the Company’s retiree health and retiree life insurance benefits. This provision shall apply to any Special Severance Executives covered under such benefits any time during the three (3) year period immediately preceding the Special Severance Executive’s termination of employment.
     > Payment of a lump sum amount (“Savings Plan Lump Sum Amount”) equal to three (3) times the following amount: the highest annual base salary rate determined above under “Severance Pay” times the highest percentage rate of Company Contributions (not to exceed three and one-half percent (31/2%) with respect to the Special Severance Executive under the Exelis Inc. Investment and Savings Plan for Salaried Employees and/or the Exelis Inc. Excess Savings Plan (or corresponding savings plan arrangements outside the United States) (“Savings

Plans”) (including matching contributions and floor contributions) at any time during the three (3) year period immediately preceding the Special Severance Executive’s termination of employment or the three (3) year period immediately preceding the Acceleration Event. This provision shall apply to any Special Severance Executive who is a member of any of the Savings Plans at any time during such three (3) year period.
     • Outplacement — Outplacement services for one (1) year.
     Band B Benefits
     Severance Benefits for Special Severance Executives (i) in Band B at the time of a Qualifying Termination or at any time during the two (2) year period immediately preceding the Acceleration Event or (ii) designated as a covered employee in Band B in accordance with Section 2 hereof; provided, that a Special Severance Executive who is in Band B at the time of a Qualifying Termination but was in Band A anytime during the two (2) year period immediately preceding the Acceleration Event shall be entitled to Severance Benefits as a Special Severance Executive in Band A and shall not be entitled to the Severance Benefits set forth below:
     • Accrued Rights — The Special Severance Executive’s base salary through the date of termination of employment, any annual bonus earned but unpaid as of the date of termination for any previously completed fiscal year, reimbursement for any unreimbursed business expenses properly incurred by the Special Severance Executive in accordance with Company policy prior to the date of the Special Severance Executive’s termination of employment and such employee benefits, if any, as to which the Special Severance Executive may be entitled under the employee benefit plans of the Company, including without limitation, the payment of any accrued or unused vacation under the Company’s vacation policy.
     • Severance Pay — The sum of (x) two (2) times the current annual base salary rate paid or in effect (whether or not deferred) with respect to the Special Severance Executive at the Special Severance Executive’s termination of employment, and (y) two (2) times the current annual bonus paid or awarded (whether or not deferred) to the Special Severance Executive in respect of either (i) an Acceleration Event or (ii) the Special Severance Executive’s termination of employment.
• Benefits and Perquisites
     > Continued health and life insurance benefits for a two year period following the Special Severance Executive’s termination of employment at the same cost to the Special Severance Executive, and at the same coverage levels, as provided to the Special Severance Executive (and the Special Severance Executive’s eligible dependents) immediately prior to his or her termination of employment.
     > Payment of a lump sum amount (“Pension Lump Sum Amount”) equal to the difference between (i) the total lump sum value of the Special Severance Executive’s pension benefit under the Exelis Inc. Salaried Retirement Plan and, as applicable, Exelis Inc. Excess Pension Plan IA, Exelis Inc. Excess Pension Plan IB, Exelis Inc. Excess Pension Plan IIA, and/or Exelis Inc. Excess Pension Plan IIB or any successor plan; provided that the benefits under such successor plan is no less favorable than the benefits under the plans set forth herein (or corresponding pension arrangements outside the United States) (“Pension Plans”) as of the Special Severance Executive’s termination of employment and (ii) the total lump sum value of the Special Severance Executive’s pension benefit under the Pension Plans after crediting an additional two (2) years of age and two (2) years of eligibility and benefit service to the Special Severance Executive and applying the highest annual base salary rate and highest bonus determined above under “Severance Pay” with respect to each of the additional two (2) years of service so credited for purposes of determining Final Average Compensation under the Pension Plans. The above total lump sum values shall be determined in the manner provided in the Excess Pension Plans of the Company for determination of lump sum benefits upon the occurrence of an Acceleration Event, as defined in said Plans. This provision shall apply to any Special Severance Executive having a pension benefit under any of the Pension Plans as of the Special Severance Executive’s termination of employment. An example of the calculation of benefits set forth in this paragraph is set forth on Schedule A.
     > Crediting of an additional two (2) years of age and two (2) years of eligibility service for purposes of the Company’s retiree health and retiree life insurance benefits. This provision shall apply to any Special Severance Executives covered under such benefits any time during the three (3) year period immediately preceding the Special Severance Executive’s termination of employment.
     > Payment of a lump sum amount (“Savings Plan Lump Sum Amount”) equal to two (2) times the following amount: the highest annual base salary rate determined above under “Severance Pay” times the highest percentage rate of Company Contributions (not to exceed three and one-half percent (31/2%)) with respect to the Special Severance Executive under the Exelis Inc. Investment and Savings Plan for Salaried Employees and/or the Exelis Inc. Excess Savings Plan (or corresponding savings plan arrangements outside the United States) (“Savings Plans”) (including matching contributions and floor contributions) at any time during either the three (3) year period immediately preceding the Special Severance Executive’s termination of employment or the three (3) year period immediately preceding the Acceleration Event. This provision shall apply to any Special Severance Executive who is a member of any of the Savings Plans at any time during such three (3) year period.
     • Outplacement — Outplacement services for one year.
     General
     With respect to the provision of benefits and perquisites described above during the above described respective three and two year periods, if, for any reason at any time the Company is unable to treat the Special Severance Executive as being eligible for ongoing participation in any Company employee benefit plans or perquisites in existence immediately prior to the termination of employment of the Special Severance Executive, and if, as a result thereof, the Special Severance Executive does not receive a benefit or perquisite or receives a reduced benefit or perquisite, the Company shall provide such benefits or perquisites by making available equivalent benefits or perquisites from other sources in a manner consistent with Section 15 below.

     Notwithstanding any other provision of the Plan to the contrary, all prior service and participation by a Special Severance Executive with the Predecessor Corporation shall be credited in full towards a Special Severance Executive’s service and participation with the Company.
6. Form of Payment of Severance Pay and Lump Sum Payments
     Severance Pay shall be paid in cash, in non-discounted equal periodic installment payments corresponding to the frequency and duration of the severance payments that the Special Severance Executive would have been entitled to receive from the Company as a normal severance benefit in the absence of the occurrence of an Acceleration Event. The Pension Lump Sum Amount and the Savings Plan Lump Sum Amount shall be paid in cash within thirty (30) calendar days after the date the employment of the Special Severance Executive terminates.
7. Termination of Employment — Other
     The Severance Benefits shall only be payable upon a Special Severance Executive’s termination of employment due to a Qualifying Termination; provided, that if, following the occurrence of an Acceleration Event, a Special Severance Executive is terminated due to the Special Severance Executive’s death or disability (as defined in the long-term disability plan in which the Special Severance Executive is entitled to participate (whether or not the Special Severance Executive voluntarily participates in such plan)) and, at the time of such termination, the Special Severance Executive had grounds to resign with Good Reason, such termination of employment shall be deemed to be a Qualifying Termination.
8. Administration of Plan
     This Plan shall be administered by the Company, who shall have the exclusive right to interpret this Plan, adopt any rules and regulations for carrying out this Plan as may be appropriate and decide any and all matters arising under this Plan, including but not limited to the right to determine appeals. Subject to applicable Federal and state law, all interpretations and decisions by Exelis shall be final, conclusive and binding on all parties affected thereby.
     Notwithstanding the preceding paragraph, following an Acceleration Event, any controversy or claim arising out of or relating to this Plan, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and the entire cost thereof shall be borne by the Company. The location of the arbitration proceedings shall be reasonably acceptable to the Special Severance Executive. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are incurred in good faith by the Special Severance Executive as a result of the Company’s refusal to provide any of the Severance Benefits to which the Special Severance Executive becomes entitled under this Plan, or as a result of the Company’s (or any third party’s) contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the Special Severance Executive and the Company pertaining to this Plan. The Company shall pay such fees and expenses from the general assets of the Company.

9. Termination or Amendment
     Exelis may terminate or amend this Plan (“Plan Change”) at any time except, that following the occurrence of (i) an Acceleration Event or (ii) a Potential Acceleration Event, no Plan Change that would adversely affect any Special Severance Executive may be made without the prior written consent of such Special Severance Executive affected thereby; provided, however, that (ii) above shall cease to apply if such Potential Acceleration Event does not result in the occurrence of an Acceleration Event.
10. Offset
     Any Severance Benefits provided to a Special Severance Executive under this Plan shall be offset in a manner consistent with Section 15 by reducing (x) any Severance Pay hereunder by any severance pay, salary continuation pay, termination pay or similar pay or allowance and (y) any other Severance Benefits hereunder by corresponding employee benefits, perquisites or outplacement services, which the Special Severance Executive receives or is entitled to receive, (i) under the Exelis Inc. Senior Executive Severance Pay Plan; (ii) pursuant to any other Company policy, practice, program or arrangement; (iii) pursuant to any Company employment agreement or other agreement with the Company; or (iv) by virtue of any law, custom or practice excluding, however, any unemployment compensation in the United States, unless the Special Severance Executive voluntarily expressly waives (which the Special Severance Executive shall have the exclusive right to do) in writing any such respective entitlement.
11. Excise Tax
     In the event that it shall be determined that any Payment would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the aggregate of all Payments shall be reduced so that the Present Value of the aggregate of all Payments does not exceed the Safe Harbor Amount; provided, however, that no such reduction shall be effected, if the Net After-tax Benefit to Special Severance Executive of receiving all of the Payments exceeds the Net After-tax Benefit to Special Severance Executive resulting from having such Payments so reduced. In the event a reduction is required pursuant hereto, the order of reduction shall be first all cash payments on a pro rata basis, then any equity compensation on a pro rata basis, and lastly medical and dental coverage.
     For purposes of this Section 11, the following terms have the following meanings:
     (i) “Net After-tax Benefit” shall mean the Present Value of a Payment net of all federal state and local income, employment and excise taxes imposed on Special Severance Executive with respect thereto, determined by applying the highest marginal rate(s) applicable to an individual for Special Severance Executive’s taxable year in which the Change in Control occurs.
     (ii) “Payment” means any payment or distribution or provision of benefits by the Company to or for the benefit of Special Severance Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any reductions required by this Section 11.

     (iii) “Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code.
     (iv) “Safe Harbor Amount” shall be an amount expressed in Present Value which maximizes the aggregate Present Value of Payments without causing any Payment to be subject to excise tax under Section 4999 of the Code or the deduction limitation of Section 280G of the Code.
     All determinations required to be made under this Section 11, including whether and when a reduction is required and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm mutually agreed to by the Special Severance Executive and the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Special Severance Executive within ten (10) business days of the receipt of notice from the Special Severance Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any reduction, the Special Severance Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such
     All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no excise tax is payable by the Special Severance Executive, it shall so indicate to the Special Severance Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Special Severance Executive.
12. Miscellaneous
     The Special Severance Executive shall not be entitled to any notice of termination or pay in lieu thereof.
     Severance Benefits under this Plan are paid entirely by the Company from its general assets.
     This Plan is not a contract of employment, does not guarantee the Special Severance Executive employment for any specified period and does not limit the right of the Company to terminate the employment of the Special Severance Executive at any time.
     If a Special Severance Executive should die while any amount is still payable to the Special Severance Executive hereunder had the Special Severance Executive continued to live, all such amounts shall be paid in accordance with this Plan to the Special Severance Executive’s designated heirs or, in the absence of such designation, to the Special Severance Executive’s estate.
     The numbered section headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of this Plan.

     If, for any reason, any one or more of the provisions or part of a provision contained in this Plan shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Plan not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law remain in full force and effect.
     The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.
     The Plan shall be binding on all successors and assigns of the Exelis Inc. and a Special Severance Executive.
     13. Notices
     Any notice and all other communication provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
If to the Company:
Exelis Inc.
1650 Tysons Boulevard, Suite 1700
McLean, Virginia 22102
Attention: General Counsel
     If to Special Severance Executive:
     To the most recent address of Special Severance Executive set forth in the personnel records of the Company.
14. Adoption Date
     This Plan was initially adopted by Exelis Inc. on October 31, 2011 (“Adoption Date”) and does not apply to any termination of employment which occurred or which was communicated to the Special Severance Executive prior to the Adoption Date.
15. Section 409A
     This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if at the time of the Special Severance Executive’s termination of employment with the Company the Special Severance Executive is a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Special Severance Executive) until the date that is six months following the Special Severance Executive’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), at which point all payments deferred pursuant to this Section 15 shall be paid to the Special Severance Executive in a lump sum and (ii) if any other payments of money or other benefits due hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. To the extent any reimbursements or in-kind benefits due under this Plan constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv). Each payment made under this Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code. The Company shall consult with Special Severance Executives in good faith regarding the implementation of the provisions of this section; provided that neither the Company nor any of its employees or representatives shall have any liability to Special Severance Executives with respect thereto.